UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2007

Distributed Energy Systems Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50453	20-0177690
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

10 Technology Drive, Wallingford, Connecticut	06492
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 678-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 3, 2007, the registrant’s compensation committee approved a severance benefit plan that includes Peter J. Tallian, the registrant’s chief financial officer, Erika Schramm, the registrant’s director, human resources, and Betsy Anderson, the registrant’s senior vice president, operations. The plan provides for severance pay at such employee’s base rate of pay (as in effect immediately prior to termination and exclusive of any bonuses, commissions, overtime pay, or other extra forms of compensation) equal to six months of such base rate of pay. A copy of the plan is attached hereto as Exhibit 99.1.

Item 7.01.	Regulation FD Disclosure

As previously reported, on November 19, 2007, the NASDAQ Listing Qualifications Department notified the registrant that it no longer had a majority of independent directors as required by Marketplace Rule 4350(c). On November 29, 2007, the registrant received a notification from the NASDAQ Listing Qualifications Department informing the registrant that it has regained compliance with the independent director requirement in Marketplace Rule 4350(c) and that the matter is now closed.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Severance Benefit Plan adopted by the registrant’s compensation committee on December 3, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISTRIBUTED ENERGY SYSTEMS CORP.

Date: December 5, 2007	By:	/s/ Peter J. Tallian
Peter J. Tallian, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Severance Benefit Plan adopted by the registrant’s compensation committee on December 3, 2007.